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                                                                   EXHIBIT 99.L1


November 19, 1998



Travelers Corporate Loan Fund Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

We have acted as counsel to Travelers Corporate Loan Fund Inc. (the "Company"), a corporation organized under the laws of the State of Maryland, in connection with the preparation of a Registration Statement on Form N-2 (Securities Act File No. 333-62357) (the "Registration Statement") relating to the offer and sale of shares of the common stock of the Company, par value $.001 per share (the "Shares").

We have examined copies of the Articles of Incorporation and Bylaws of the Company, the Registration Statement, all resolutions adopted by the Company's Board of Directors (the "Board"), consents of the Board and other records and documents that we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for the opinion hereinafter expressed.

In our examination of this material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and others. As to matters governed by the laws of the state of Maryland, we have relied on the opinion of Messrs. Venable, Baetjer and Howard, LLP that is attached to this opinion.

Based on the foregoing, we are of the opinion that: (1) the Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Maryland; and (2) the Shares, when duly sold, issued and paid for in accordance with the terms of the Prospectus included as part of the Registration

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Travelers Corporate Loan Fund Inc.
November 19, 1998
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Statement, will be validly and legally issued and will be fully paid and nonassessable.

We are members of the Bar of the State of New York only and do not opine as to the laws of any jurisdiction other than the laws of the State of New York and the laws of the United States, and the opinion set forth above is, accordingly, limited to the laws of these jurisdictions.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Willkie Farr & Gallagher